                                                                    Exhibit 99.1


                              KEYSTONE REAL ESTATE
                           DEVELOPMENT COMPANY, INC.
                           (a wholly-owned subsidiary
                          of Keystone Ventures, Inc.)
                                    _______
                              REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS
                              for the years ended
                           December 31, 1994 and 1993

                       REPORT OF INDEPENDENT ACCOUNTANTS



Board of Directors
Keystone Real Estate Development
  Company, Inc.
Exton, Pennsylvania

We have audited the accompanying balance sheets of Keystone Real Estate Development Company, Inc. as of December 31, 1994 and 1993, and the related statements of income, changes in stockholder's equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Keystone Real Estate Development Company, Inc. as of December 31, 1994 and 1993, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



2400 Eleven Penn Center
Philadelphia, Pennsylvania
January 27, 1995

                 KEYSTONE REAL ESTATE DEVELOPMENT COMPANY, INC.

                                 BALANCE SHEETS

                        as of December 31, 1994 and 1993
                                    _______


ASSETS                                        1994       1993*
                                           ----------  ----------
Buildings (net of accumulated
    depreciation and amortization of
    $462,984 and $299,550 for 1994
    and 1993, respectively)                $3,275,806  $3,440,854
Land                                        1,211,691     857,486
Construction-in-progress                      193,213           -
Prepaid expenses                                8,052       8,063
Deferred rent                                  69,386      57,540
Other assets                                   42,236      57,379
                                           ----------  ----------

        Total assets                       $4,800,384  $4,421,322
                                           ==========  ==========

  LIABILITIES AND STOCKHOLDER'S EQUITY

Liabilities:
  Accounts payable and accrued expenses        26,850      24,736
  Cash overdraft                               20,469      12,235
  Deferred income taxes                        13,201      12,132
  Due to affiliates:
    Carefree Learning Centers, Inc.            11,645      11,151
    Pennsylvania Blue Shield                   10,062      15,170
  Loan payable - Pennsylvania Blue
        Shield                                612,180     177,999
  Long-term debt                            2,647,714   2,677,454
                                           ----------  ----------

        Total liabilities                   3,342,121   2,930,877
                                           ----------  ----------

Stockholder's equity:
  Common stock, $1 par value, 200,000
      shares authorized; 100,000 issued
      and outstanding                         100,000     100,000
  Additional paid-in capital                1,300,000   1,300,000
  Retained earnings                            58,263      90,445
                                           ----------  ----------

        Total stockholder's equity          1,458,263   1,490,445
                                           ----------  ----------

          Total liabilities and
              stockholder's equity         $4,800,384  $4,421,322
                                           ==========  ==========

                    *Reclassified for comparative purposes.

                    The accompanying notes are an integral
                      part of these financial statements.

                 KEYSTONE REAL ESTATE DEVELOPMENT COMPANY, INC.

                              STATEMENTS OF INCOME

                 for the years ended December 31, 1994 and 1993
                                    _______


                                        1994      1993*
                                      --------   --------
Rental income                         $614,809   $613,955
                                      --------   --------

Operating expenses:
  Salaries, wages and benefits         144,594    132,979
  Depreciation and amortization        162,209    162,762
  Administrative and general            16,328     18,682
  Professional fees                     12,600     10,080
  Site development costs                     -      2,114
  Occupancy                              7,815      7,599
  Pennsylvania Blue Shield service
      charge                             6,040      6,180
  Interest                             292,019    260,852
                                      --------   --------

        Total operating expenses       641,605    601,248
                                      --------   --------

(Loss) income before taxes             (26,796)    12,707

Provision for taxes                      5,386      7,994
                                      --------   --------

        Net (loss) income             $(32,182)  $  4,713
                                      ========   ========

                  * Reclassified for comparative purposes.

                    The accompanying notes are an integral
                      part of these financial statements.

                 KEYSTONE REAL ESTATE DEVELOPMENT COMPANY, INC.

                 STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

                 for the years ended December 31, 1994 and 1993
                                    _______


                             Common Stock
                           -----------------   Paid-in    Retained
                           Shares     Amount   Capital    Earnings      Total
                           -------    ------   -------    --------      -----
Balance at December 31,
    1992                   100,000  $100,000  $1,300,000  $ 85,732   $1,485,732
Net income                                                   4,713        4,713
                           -------  --------  ----------  --------   ----------
Balance at December 31,
    1993                   100,000   100,000   1,300,000    90,445    1,490,445
Net loss                                                   (32,182)     (32,182)
                           -------  --------  ----------  --------   ----------
Balance at December 31,
    1994                   100,000  $100,000  $1,300,000  $ 58,263   $1,458,263
                           =======  ========  ==========  ========   ==========

                    The accompanying notes are an integral
                       part of the financial statements.

                 KEYSTONE REAL ESTATE DEVELOPMENT COMPANY, INC.

                            STATEMENTS OF CASH FLOWS

                 for the years ended December 31, 1994 and 1993
                                    _______

                                              1994       1993*
                                              ----       ----
Cash flows from operating activities:
  Net (loss) income                        $ (32,182)  $   4,713
  Adjustments to reconcile net
      income to net cash provided
      by operating activities:
    Depreciation and amortization            177,077     184,863
    Changes in:
      Prepaid expenses and other assets         (587)     (1,853)
      Other receivables                         -         10,000
      Deferred income taxes                    1,667       5,674
      Due to affiliates                       (4,614)      5,121
      Accounts payable and accrued
          expenses                             2,114     (12,022)
      Deferred rent                          (11,846)    (20,213)
                                           ---------   ---------
        Net cash provided by
            operating activities             131,629     176,283
                                           ---------   ---------
Cash flows from investing activities:
  Capital expenditures                      (544,304)     (6,157)
                                           ---------   ---------
        Net cash used for investing
            activities                      (544,304)     (6,157)
                                           ---------   ---------
Cash flows from financing activities:
  Increase (decrease) on line of credit
      - PBS                                  434,181    (142,605)
  Payments made on long-term borrowings      (29,740)    (31,178)
  Cash overdraft                               8,234       3,657
                                           ---------   ---------
        Net cash provided by (used for)
            financing activities             412,675    (170,126)
                                           ---------   ---------
Net change in cash and cash
    equivalents                                 -           -
Cash and cash equivalents at
    beginning of year                           -           -
                                           ---------   ---------
Cash and cash equivalents at
    end of year                                 -           -
                                           =========   =========
Supplemental disclosures of cash flow
    information:
  Cash paid during the year for:
    Income taxes                           $   2,703   $   1,621
                                           =========   =========
    Interest, net of amounts
        capitalized                        $ 277,150   $ 245,984
                                           =========   =========



                  * Reclassified for comparative purposes.

                    The accompanying notes are an integral
                      part of these financial statements.

                 KEYSTONE REAL ESTATE DEVELOPMENT COMPANY, INC.

                         NOTES TO FINANCIAL STATEMENTS
                                    _______

1.  Summary of Significant Accounting Policies:
    ------------------------------------------

         Description of the Business:
         ---------------------------

    Keystone Real Estate Development Company, Inc. (the Company) is a wholly-owned subsidiary of Keystone Ventures, Inc. (KVI, a wholly-owned subsidiary of Pennsylvania Blue Shield). The Company was incorporated in 1989 for the purpose of acquiring real estate and arranging construction of child day care centers for lease to Carefree Learning Centers, Inc. (CLC), a wholly-owned subsidiary of KVI. All of the Company's business is conducted in Pennsylvania.

         Construction-in-Progress and Site Development Costs:
         ---------------------------------------------------

    The Company capitalizes expenditures for legal and professional fees, development costs and construction expenditures related to the acquisition of land and construction of buildings. Accumulated expenditures for sites which are rejected are expensed in the month management determines the site will not be developed. Accumulated expenditures for sites accepted are transferred to the land and building accounts upon occupancy. Interest costs for the construction of certain long-term assets are capitalized and amortized over the related asset's estimated useful life.

         Income Taxes:
         ------------

    The Company files a consolidated federal income tax return with Pennsylvania Blue Shield (PBS) and its other subsidiaries. Under the tax sharing agreement with PBS, federal income taxes are calculated and allocated to the Company as if it were a stand alone entity. The Company is also subject to state income taxes.


                                   Continued

                                    _______

1.  Summary of Significant Accounting Policies, continued:
    -------------------------------------------

         Income Taxes, continued:
         ------------

    The Company accounts for income taxes based on the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to be settled or realized.

         Land and Buildings:
         ------------------

    Land and buildings are carried at cost. Depreciation of buildings is computed under the straight-line method over the estimated useful lives. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in operations.


2.  Cash Management:
    ---------------

    The Company has a cash management agreement with PBS. Under the terms of the agreement, PBS funds the Company checking account daily as required and any excess cash in the Company checking account is invested by PBS.
    Invested balances earn interest at a rate equal to the prime rate minus 2% computed monthly based on the average daily balance, as defined. There were no invested balances during 1994 and 1993.



                                   Continued

                                    _______


3.  Related Party Transactions:
    --------------------------

    The Company shares corporate office space with CLC. CLC bills the Company a pro rata share of the building operating expenses on a monthly basis. CLC charged the Company $9,953 and $9,823 for operating expenses during the years ended December 31, 1994 and 1993, respectively.

    The Company has no full-time employees. Certain CLC corporate employees spend a portion of their time on the operations of the Company. The employees' salaries and related payroll taxes and benefits are paid by CLC. CLC allocates and bills a portion of these expenses to the Company based on employee time allocation. Intercompany charges for salaries, payroll taxes and benefits were $144,594 and $132,494 for the years ended December 31, 1994 and 1993, respectively.

    The Company incurs a monthly charge from PBS for services performed. The services include investment administration and insurance monitoring. For the years ended December 31, 1994 and 1993, the total service charges were $6,040 and $6,180, respectively.

    The Company has a line of credit from PBS of $720,000, of which $612,180 and $177,999 was outstanding at December 31, 1994 and 1993, respectively. The Company is required to use excess cash from its checking accounts to repay the credit line. The outstanding balance bears interest at the prime rate plus 1%. The credit line expires in September 1997 and renews annually thereafter at the discretion of PBS. Interest charged on this credit line was $20,742 and $15,494 in 1994 and 1993, respectively. The prime rate of interest was 8.5% and 6% at December 31, 1994 and 1993, respectively.

    The Company incurs charges from KVI for services performed in conjunction with the opening of new centers. These charges are capitalized with building costs and are amortized to expense on a straight-line basis over a period of 72 months. The amortization was $13,344 for the years ended December 31, 1994 and 1993.

    See Note 6 for a description of leasing arrangements with CLC.

                                   Continued

                                    _______

4.    Income Taxes:
      -------------
      The components of the provision for income taxes are summarized below:

                                         1994                1993
                                        ------              ------
         Federal:
           Current                      $  943              $1,202
           Deferred                      1,069               3,191
                                        ------              ------
                                         2,012               4,393
                                        ------              ------
         State:
           Current                       2,776               1,118
           Deferred                        598               2,483
                                        ------              ------
                                         3,374               3,601
                                        ------              ------
                Total                   $5,386              $7,994
                                        ======              ======

    The gross deferred tax assets of $22,734 ($16,981 in 1993) consist primarily of future deductible amounts for depreciation. Management has concluded, as a result of the Company's history of taxable earnings, that a full valuation allowance be applied to the deferred tax assets.

    The deferred tax liabilities of $13,201 ($12,132 in 1993) consist primarily of future taxable deferred rent.

    The Company's effective tax rates of 20% and 63% in 1994 and 1993, respectively, differ from the statutory rate of 34% primarily due to the valuation allowance being provided for future deductible amounts and state income taxes.


                                   Continued

                                    ______

5.  Long-Term Debt:
    --------------

    The Company has entered into various bank debt agreements to finance the construction of certain child care centers. A summary of long-term debt at December 31, 1994 and 1993 is as follows:

                                              1994        1993
                                              ----        ----
    Dated October 4, 1990, due in
        monthly installments of
        $725 plus interest at a vari-
        able rate (9.75% and 7.25%
        at December 31, 1994 and
        1993,respectively); final
        maturity in May 1996 with
        a balloon payment of
        approximately $705,000 (a)         $715,377     $724,075

    Dated October 1, 1992, interest
        at prime plus 3%; principal
        and interest payments due
        monthly; final maturity in
        October, 1997 with a balloon
        payment of approximately
        $622,000 (b)                        643,639      650,691

    Dated November 1, 1992, interest at
        prime plus 3%; principal and
        interest payments due monthly;
        final maturity in November,
        1997 with a balloon payment of
        approximately $622,000 (b)          644,349      651,344

    Dated November 1, 1992, interest at
        prime plus 3%; principal and
        interest payments due monthly;
        final maturity in November,
        1997 with a balloon payment of
        approximately $622,000 (b)          644,349      651,344
                                         ----------   ----------
        Totals                           $2,647,714   $2,677,454
                                         ==========   ==========

    (a) Pursuant to the debt agreement, the Company's assets and revenues relating to the child day care center constructed with this loan are pledged as collateral and the loan is guaranteed by CLC and KVI.

                                   Continued

                                    ______
5.  Long-Term Debt, continued:
    --------------

    (b) These loans are collateralized by the underlying real estate and are guaranteed by CLC and KVI. The prime rate of interest was 8.5% and 6% at December 31, 1994 and 1993, respectively. These loans contain prepayment penalty clauses.

    Maturities of long-term debt for each of the years in the period ending December 31, 1999 are as follows:

               1995               $   31,498
               1996                  730,191
               1997                1,886,025
               1998                     -
               1999                     -
                                  ----------
                                  $2,647,714
                                  ==========

6.  Leases:
    ------

    The Company leases all of its various building facilities to CLC under noncancellable operating leases which expire on various dates through 1998. The leases contain escalation clauses which provide for periodic rent increases of 8%. Rental income for the years ended December 31, 1994 and 1993 was $614,809 and $613,955, respectively.

    Future minimum rental payments for these operating leases are as follows:

               1995                               $628,187
               1996                                641,242
               1997                                527,297
               1998                                204,120
               Thereafter                             -
                                                  ----------
                                                  $2,000,846
                                                  ==========

                                   Continued

                                     _____


7.  Commitments:
    -----------

    On November 10, 1994, the Company entered into a 20 year ground lease with an unrelated party, for the construction of a child care center, subject to approval by the township. The lease will commence on the earlier of the day the child care center opens for business or 150 days after commencement of construction (expected commencement of construction is March 15, 1995). The minimum annual rental payments are as follows:

                       Year 1                    $30,000
                       Years 2-4                  33,000
                       Years 5-7                  35,000
                       Years 8-10                 38,000
                       Years 11-20                41,800

    Aggregate minimum lease payments under this agreement are approximately $766,100.

    On October 14, 1994, the Company entered into an agreement with an unrelated party to borrow $876,400 for development and construction financing and permanent mortgage financing of a day care center. As of December 31, 1994, no amounts had been outstanding.

    The Company has commitments under agreement for the construction of this child care center. A portion of the construction under these agreements was not completed at year-end and is not reflected in the financial statements. This unrecorded commitment amounted to approximately $800,000 at year-end 1994.


8.  Possible Sale of Assets:
    -----------------------

    The Company has entered into a letter of intent to sell all the assets of the Company. Consummation of the transaction is, among other things, subject to due diligence by the buyer and execution of a definitive agreement.

February 24, 1995

Ms. B. Robin Eglin
Vice President
Keystone Real Estate Development
  Company, Inc.
Stoneridge Office Park
180 Sheree Boulevard, Suite 3700
Exton, PA  19341


Dear Ms. Eglin:

Enclosed are fifteen copies each of our reports on audits of financial statements of Keystone Real Estate Development Company, Inc. and Carefree Learning Centers, Inc. for the years ended December 31, 1994 and 1993.


Very truly yours,



Enclosures 30